Capstone Financial Group, Inc. Initiates Plans to Acquire a National
Independent Broker Dealer & RIA

IRVINE, Calif., Dec. 9, 2013 – Capstone Financial Group, Inc. (OTCBB: CAPP), a recently formed financial-services related firm, has initiated plans to acquire a National Independent Broker-dealer and RIA for the price of $2 million, Chairman and CEO Darin Pastor announced today. The company is based in the New York Metropolitan area and completion of the acquisition is expected in early 2014.

Established in 1999, the national independent broker-dealer and RIA is licensed to offer securities and insurance products. The firm generates approximately $5 million in annual gross revenue and its 34 registered representatives manage roughly $175 million in assets. The firm is currently licensed to conduct 11 types of securities-related business and is a member of both FINRA (Financial Industry Regulatory Authority) and SIPC (the Securities Investor Protection Company).

“The addition of a National Independent Broker-Dealer and RIA to Capstone Financial Group will represent a significant milestone for us,” Pastor said. “We are very pleased to partner with an outstanding team, and are excited for our expansion into the New York Metro region. This partnership will increase Capstone Financial Group’s number of registered representatives to 48 and would place our quickly expanding firm's total headcount at 70.”

The successful acquisition of the broker-dealer is contingent upon FINRA approval of a Rule 1017 Continuing Membership Application. Concurrent with the filing of the Continuing Membership Application, Capstone Financial Group, Inc. will prepare and file an Amended Form BD with the Securities and Exchange commission, FINRA and the State(s) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virgin Islands, Virginia, Washington, West Virginia, Wisconsin, and Wyoming, indicating the 100 percent change in ownership of the company and listing the new officers and directors.

About Capstone Financial Group, Inc.
Capstone Financial Group, Inc. (CAPP) is a financial services-related firm headquartered in Irvine, Calif. Founded in 2013 by Chairman and Chief Executive Officer Darin Pastor, the company includes wholly-owned subsidiary Capstone Affluent Strategies. The firm’s executive management team consists of leaders who have more than 100 collective years of experience in wealth management and investment banking, with a thorough understanding of clean technology and industrial growth, capital raising services concerning municipal government interests, and private placements and public offerings of corporate debt and corporate equity.
For more information, visit www.capstonefinancialgroupinc.com

Forward-Looking Statements
Statements in this press release relating to Capstone Financial Group, Inc.’s future plans, expectations, beliefs, intentions and prospects are "forward-looking statements" and are subject to material risks and uncertainties. When used in this press release, the words “will,” "future," "expect," "look forward to," similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Capstone Financial Group, Inc. that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur. All information set forth in this press release is current as of December 9, 2013. Capstone Financial Group, Inc. undertakes no duty to update any statement in light of new information or future events.